                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549


                                      FORM 8-K


                                   CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)       September 11, 1998
                                                       ------------------

                         Miami Computer Supply Corporation
               (Exact name of registrant as specified in its charter)

              Ohio                           000-21561           31-1001529
              ----                           ---------           ----------
(State or other jurisdiction       (Commission File Number)   (IRS Employer
      of incorporation)                                     Identification No.)


4750 Hempstead Station Drive, Dayton, Ohio                         45429
-------------------------------------------                        -----
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:    (937) 291-8282

N/A
------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On September 11, 1998, Miami Computer Supply Corporation (the "Company"), through a newly created wholly-owned subsidiary established for that purpose, closed its acquisition of the outstanding common stock of Consolidated Media Systems, Inc. ("CMS") in a forward subsidiary merger accounted for as a purchase business combination. The underlying assets acquired primarily included cash, accounts receivable, inventories and property and equipment while the primary liabilities assumed included accounts payable, bank debt, customer deposits and accrued liabilities related to the ongoing business. The purchase price for the acquisition was comprised of $10,246,500 in cash, 632,586 shares of the Company's common stock with a market value of $10,453,500 and related out-of-pocket expenses. The cash portion of the purchase price was funded from the Company's existing Credit Facility with National City Bank of Dayton, Dayton, Ohio.

Other than these transactions, there is no material relationship between the Company and CMS or its stockholders.

CMS is primarily engaged in selling business and professional audio-video products.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS AND PRO FORMA DATA:

The unaudited financial statements of CMS as of June 30, 1998 and for the six months ended June 30, 1998 and 1997, and the audited financial statements of CMS as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 required by this Item are included herein on pages 3 through 15 of this Form 8-K.

The Unaudited Pro Forma Financial Information required by this Item is included on pages 16 through 19 of this Form 8-K. The Unaudited Pro Forma Financial Information assume that the acquisition occurred, with respect to the June 30, 1998 balance sheet information, on June 30, 1998, and with respect to the statement of operations information, at the beginning of each respective period.

The Unaudited Pro Forma Financial Information is not intended to be indicative of the financial position or results of operations had the acquisition actually occurred on the dates indicated.

The unaudited pro forma balance sheet reflects the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed, with the residual being allocated to goodwill. While the Company will undertake a more in depth evaluation of the fair value of the net assets acquired, it is not expected to differ materially from the purchase price allocation included herein.

The unaudited pro forma statements of operations reflect the effects of the purchase allocation described above and the resultant amortization and additional interest expense associated with the cash used to fund the acquisition, along with other adjustments directly attributable to the transaction. The pro forma data reflects adjustments directly related to the acquisition, and does not include adjustments that may arise as a consequence of the acquisitions, such as cost savings, improved efficiencies, etc. Therefore, the pro forma data is not necessarily indicative of operating results that would have occurred for year ended December 31, 1997 or the six months ended June 30, 1998, or in future periods, had the acquisitions actually occurred on January 1, 1997.

EXHIBITS:


EXHIBIT NO.                        DESCRIPTION
-----------                        ------------
     2          Agreement and Plan of Reorganization by and among Miami Computer
                Supply Corporation, MCSC Tennessee Acquisition Corporation,
                Consolidated Media Systems, Inc. and the Named Stockholders
                dated July 16, 1998.

     99         Press release issued by Miami Computer Supply Corporation on
                September 11, 1998.

                          REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
of Miami Computer Supply Corporation


In our opinion, the accompanying balance sheet and the related statements of income, stockholders' equity and cash flows present fairly, in all material respects, the financial position of Consolidated Media Systems, Inc. (the "Company") at December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio
August 28, 1998

                        INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of Consolidated Media Systems, Inc.


We have audited the accompanying balance sheet of Consolidated Media Systems, Inc. (an S corporation) as of December 31, 1996, and the related statements of income, stockholders' equity and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Consolidated Media Systems, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995 in conformity with generally accepted accounting principles.

/s/ Frasier, Dean & Howard
Nashville, Tennessee
March 20, 1997

                                            CONSOLIDATED MEDIA SYSTEMS, INC.
                                                     BALANCE SHEET



                                                                 JUNE 30,
                                                                   1998                      DECEMBER 31,
                                                                (UNAUDITED)            1997                1996
                                                               -------------      -------------       -------------
ASSETS

Current assets
     Cash                                                      $   184,382          $   265,084        $   200,691
     Accounts receivable (Note 2)                                8,372,367            9,968,409         10,504,332
     Inventories                                                 6,139,717            5,597,636          5,036,154
     Other current assets                                          266,638              237,107            125,724
                                                               -------------      -------------       -------------
               Total current assets                             14,963,104           16,068,236         15,866,901
Property and equipment, net (Note 3)                             1,418,327            1,641,677          1,138,382
Other assets                                                       512,971              424,356            382,967
                                                               -------------      -------------       -------------
               Total assets                                    $16,894,402          $18,134,269        $17,388,250
                                                               -------------      -------------       -------------
                                                               -------------      -------------       -------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Checks issued in excess of deposits                       $ 1,200,687          $ 2,201,504        $ 1,049,703
     Accounts payable                                            2,639,669            2,576,676          3,868,511
     Line of credit (Note 4)                                     5,741,000            6,243,000          7,130,000
     Notes payable - current portion (Note 5)                      423,212              406,658            193,500
     Accrued expenses                                              633,956              859,843            949,634
                                                               -------------      -------------       -------------
               Total current liabilities                        10,638,524           12,287,681         13,191,348

Notes payable, net of current portion (Note 5)                     822,081              987,550            175,466
                                                               -------------      -------------       -------------
               Total liabilities                                11,460,605           13,275,231         13,366,814
                                                               -------------      -------------       -------------
Stockholders' equity
     Common stock, no par value, 1,010 shares authorized, 810,
     810 and 1,010 issued and outstanding at June 30, 1998,
     December 31, 1997 and December 31, 1996                         8,193                8,193             10,216
     Retained earnings                                           5,425,604            4,850,845          4,011,220
                                                               -------------      -------------       -------------
               Total stockholders' equity                        5,433,797            4,859,038          4,021,436
                                                               -------------      -------------       -------------
               Total liabilities and stockholders' equity      $16,894,402          $18,134,269        $17,388,250
                                                               -------------      -------------       -------------
                                                               -------------      -------------       -------------

                  The accompanying notes are an integral
                    part of these fiancial statements.

                   CONSOLIDATED MEDIA SYSTEMS, INC.
                        STATEMENT OF INCOME

                                        SIX MONTHS ENDED JUNE 30,
                                         1998                1997                          YEAR ENDED DECEMBER 31,
                                      (UNAUDITED)        (UNAUDITED)              1997              1996               1995
                                     --------------    ---------------     ----------------   ---------------     ---------------

Net revenues                         $  32,440,804      $  28,942,730        $  65,994,932      $  66,538,308       $  50,175,386

Cost of revenues                        25,282,894         22,857,324           51,221,552         52,741,377          40,098,923
                                     --------------    ---------------     ----------------   ---------------     ---------------
Gross profit                             7,157,910          6,085,406           14,773,380         13,796,931          10,076,463
Selling, general and administrative
 expenses                                5,918,281          4,989,112           12,372,899         11,782,225           8,626,322
                                     --------------    ---------------     ----------------   ---------------     ---------------

Income from operations                   1,239,629          1,096,294            2,400,481          2,014,706           1,450,141

Other income and expense
     Interest expense                     (306,433)          (288,465)            (603,728)          (407,428)           (360,333)
     Interest income                         1,456              1,091                4,308              4,272               5,537
     Gain (loss) on sale of fixed
      assets                                     -                  -                    -              2,498              (8,402)
                                     --------------    ---------------     ----------------   ---------------     ---------------

Income before income taxes                 934,652            808,920            1,801,061          1,614,048           1,086,943

Provision for income taxes (Note 6)         57,380             56,243              112,209             96,248              69,385
                                     --------------    ---------------     ----------------   ---------------     ---------------

Net income                              $  877,272      $     752,677         $  1,688,852      $   1,517,800        $  1,017,558
                                     --------------    ---------------     ----------------   ---------------     ---------------

                  The accompanying notes are an integral
                    part of these fiancial statements.

                CONSOLIDATED MEDIA SYSTEMS, INC.
               STATEMENT OF STOCKHOLDERS' EQUITY


                                                 COMMON STOCK
                                         -----------------------------
                                            NUMBER
                                              OF                                RETAINED
                                            SHARES            AMOUNT            EARNINGS            TOTAL
                                            -------           ------            --------            -----
Balance, December 31, 1994                   1,010          $  10,216         $  2,482,805      $  2,493,021
Distributions                                    -                  -             (323,000)         (323,000)
Net income                                       -                  -            1,017,558         1,017,558
                                          ------------      ----------       --------------     --------------
Balance, December 31, 1995                   1,010             10,216            3,177,363         3,187,579
Distributions                                    -                  -             (683,943)         (683,943)
Net income                                       -                  -            1,517,800         1,517,800
                                          ------------      ----------       --------------     --------------
Balance, December 31, 1996                   1,010             10,216            4,011,220         4,021,436
Distributions                                    -                  -             (404,401)         (404,401)
Shares redeemed                               (200)            (2,023)            (444,826)         (446,849)
Net income                                       -                  -            1,688,852         1,688,852
                                          ------------      ----------       --------------     --------------
Balance, December 31, 1997                     810              8,193            4,850,845         4,859,038
Distributions (unaudited)                        -                  -             (302,513)         (302,513)
Net income (unaudited)                           -                  -              877,272           877,272
                                          ------------      ----------       --------------     --------------
Balance, June 30, 1998 (unaudited)             810           $  8,193         $  5,425,604       $ 5,433,797
                                          ------------      ----------       --------------     --------------
                                          ------------      ----------       --------------     --------------

                  The accompanying notes are an integral
                    part of these fiancial statements.

                   CONSOLIDATED MEDIA SYSTEMS, INC.
                      STATEMENT OF CASH FLOWS


                                                           SIX MONTHS ENDED JUNE 30,
                                                              1998           1997                 YEAR ENDED DECEMBER 31,
                                                           (UNAUDITED)   (UNAUDITED)       1997           1996           1995
                                                           -----------   -----------    ------------  ------------  --------------

Cash flows from operating activities
     Net income                                            $  877,272     $  752,677    $  1,688,852  $  1,517,800   $  1,017,558
     Adjustments to reconcile net income to net
     cash provided (used) by operating activities:
          Depreciation and amortization                       310,174        268,832         537,664       565,305        502,327
          Deferred income taxes                                  (783)           475             950        (4,484)        (9,363)
           (Gain) loss on sale of fixed assets                      -              -               -        (2,498)         8,402
          Changes in operating assets and liabilities
               Accounts receivable                          1,596,042      3,165,468         535,923    (3,955,056)      (619,709)
               Inventories                                   (151,475)     1,303,915        (345,951)     (446,063)    (1,596,988)
               Other current assets                           (29,531)      (234,552)       (111,383)      (84,338)        58,581
               Other assets                                   (87,832)       (46,562)        (42,339)      (73,850)       (45,041)
               Checks issued in excess of deposits         (1,000,817)        75,260       1,151,801       243,323        281,914
               Accounts payable                                62,993     (2,629,175)     (1,291,835)      973,288         86,534
               Accrued expenses                              (225,887)      (592,464)        (89,791)      316,639        282,860
                                                           -----------   -----------    ------------  ------------  --------------
               Net cash provided (used)
                    by operating activities                 1,350,156      2,063,874       2,033,891      (949,934)       (32,925)
                                                           -----------   -----------    ------------  ------------  --------------
Cash flows from investing activities
     Disposal of property and equipment                        19,948              -               -             -              -
     Purchases of property and equipment                     (399,442)      (156,483)       (406,490)     (767,231)      (887,201)
                                                           -----------   -----------    ------------  ------------  --------------
               Net cash used in investing activities         (379,494)      (156,483)       (406,490)     (767,231)      (887,201)
                                                           -----------   -----------    ------------  ------------  --------------
Cash flows from financing activities
     Long term borrowings                                           -              -               -             -        250,000
     Principal payments on long-term borrowings              (246,851)       (94,145)       (271,607)     (182,766)      (242,104)
     Proceeds from line of credit                          10,574,000      9,111,000      19,653,000    23,770,130     16,222,000
     Payments on line of credit                           (11,076,000)   (10,539,000)    (20,540,000)  (21,054,130)   (15,018,000)
     Distributions                                           (302,513)      (378,228)       (404,401)     (683,943)      (323,000)
                                                           -----------   -----------    ------------  ------------  --------------
               Net cash provided (used) by
                    financing activities                   (1,051,364)    (1,900,373)     (1,563,008)    1,849,291        888,896
                                                           -----------   -----------    ------------  ------------  --------------
(Decrease) increase in cash                                   (80,702)         7,018          64,393       132,126        (31,230)

Cash at beginning of period                                   265,084        200,691         200,691        68,565         99,795
                                                           -----------   -----------    ------------  ------------  --------------
Cash at end of period                                      $  184,382     $  207,709    $    265,084  $    200,691   $     68,565
                                                           -----------   -----------    ------------  ------------  --------------
                                                           -----------   -----------    ------------  ------------  --------------
Supplemental disclosures:
     Interest paid                                         $  319,753     $  298,814    $    606,508  $    395,262   $    327,501
     Income taxes paid                                     $   75,589     $   65,209    $     60,225  $     58,094   $     61,195

Non cash transactions:
     Inventory purchases financed                          $   97,936     $        -    $          -  $          -   $          -
     Fixed asset purchases financed                        $        -     $        -    $    850,000  $          -   $          -
     Redemption of shares financed                         $        -     $        -    $    446,849  $          -   $          -
     Transfers of property and equipment to inventory      $  292,670     $  165,424    $    215,531  $    275,198   $          -


                  The accompanying notes are an integral
                    part of these fiancial statements.

                      CONSOLIDATED MEDIA SYSTEMS, INC.
                       NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

Consolidated Media Systems, Inc. (the Company) was organized in 1978 and is engaged in the sale and rental of business and professional audio-video products. The Company is headquartered in Nashville, Tennessee and has sales offices throughout the Central, Southeastern and Western United States.

CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturities of three months or less to be cash equivalents.

REVENUE RECOGNITION

Substantially all revenues are recognized when products are shipped.
Revenues from rental activities, all of which represent short term rental arrangements and which are not material, are recognized over the rental term.

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out basis) or market, and consist primarily of business and professional audio-video products purchased for resale.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Maintenance and repairs are expensed as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts, and any gain or loss is included in income.

Depreciation of vehicles, furniture, machinery and equipment is provided using the straight-line and accelerated methods over the estimated useful lives of the respective assets, generally ranging from five to seven years.

INCOME TAXES

The Company, with the consent of its stockholders, elected under the Internal Revenue Code to be an S corporation effective September 1, 1988. In lieu of corporate income taxes, the stockholders are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

A provision for state income taxes is included in the financial statements since S corporation elections are generally not recognized for state income tax purposes.

                      CONSOLIDATED MEDIA SYSTEMS, INC.
                       NOTES TO FINANCIAL STATEMENTS

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reflected in the balance sheet for cash, accounts receivable, accounts payable, line of credit and long-term borrowings approximate their respective fair values.

CONCENTRATIONS OF CREDIT RISK

The Company provides credit, in the normal course of business, to customers in the Central, Southeastern, and Western United States, including a variety of governmental entities. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and their dispersion across different geographic areas. The Company performs ongoing credit evaluations of its customers and monitors its credit risk using procedures management considers appropriate in the circumstances; credit losses, when realized, have been within the range of management's expectations.

INTERIM FINANCIAL INFORMATION

The interim financial information as of June 30, 1998 and for the six months ended June 30, 1998 and 1997 are unaudited but include, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the interim financial information.

                      CONSOLIDATED MEDIA SYSTEMS, INC.
                       NOTES TO FINANCIAL STATEMENTS


NOTE 2 - ACCOUNTS RECEIVABLE

Accounts receivable consists of the following:


                                                      DECEMBER 31    DECEMBER 31,
                                                         1997           1996
                                                         ----           ----
Accounts receivable - trade                         $  10,516,189     $  10,988,786
Amounts due from suppliers                                206,274           302,627
Less:  Allowance for doubtful accounts                   (754,054)         (787,081)
                                                    --------------    --------------
                                                    $   9,968,409     $  10,504,332
                                                    --------------    --------------
                                                    --------------    --------------

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment are summarized as follows:


                                                      DECEMBER 31       DECEMBER 31,
                                                         1997               1996
                                                         ----               ----
Rental and demonstration equipment                   $  3,442,237      $  2,801,416
Furniture and equipment                                   722,339           587,520
Machinery and equipment                                   155,118           148,220
Vehicles                                                   92,028            72,078
Leasehold improvements                                     70,265            67,543
Less: Accumulated depreciation                         (2,840,310)       (2,538,395)
                                                    --------------    --------------
                                                     $  1,641,677      $  1,138,382
                                                    --------------    --------------
                                                    --------------    --------------

NOTE 4 - LINE OF CREDIT

The Company has entered into a line of credit arrangement with its principal depository allowing for maximum borrowings of $10,000,000 through June, 1999. The note evidencing the agreement bears interest at the bank's index rate, 8.00% at December 31, 1997, and is secured by the Company's inventory, equipment, accounts receivable and contract rights. Amounts outstanding under the line of credit totaled $6,243,000 at December 31, 1997 ($7,130,000 under a similar line of credit at December 31, 1996).

                      CONSOLIDATED MEDIA SYSTEMS, INC.
                       NOTES TO FINANCIAL STATEMENTS

The terms of the line of credit agreement contain, among other provisions, requirements to maintain defined levels of earnings, net worth, inventory levels and various financial ratios, including debt to equity and working capital. The Company was in compliance with these requirements at December 31, 1997.

NOTES 5 - NOTES PAYABLE


                                                                         DECEMBER 31,    DECEMBER 31,
                                                                             1997           1996
                                                                             ----           ----

Notes payables consist of the following:

Note payable - First American National Bank (8.60%)
 due July, 2000, payable in monthly principal and interest
 installments of $15,807, secured by the Company's
 accounts receivable, inventory and property and equipment.               $  438,570      $        -

Note payable - First American National Bank (8.60%) due
 November, 2002, payable in monthly principal and
 interest installments of $7,186, secured by the Company's
 accounts receivable, inventory and property and equipment.                  350,000               -

Note payable - former shareholder, non-interest bearing,
 (imputed rate of 6.77%), due June, 2007, or if the
 Company is sold, remaining payments due upon closing,
 payable in monthly installments of $5,107, subordinate
 to the Company's First American National Bank debt.                         428,522               -

Note payable - First American National Bank (6.75%)
 due February 1999, payable in monthly principal and
 interest installments of $9,842, secured by inventory,
 property and equipment, and accounts receivable.                            133,505         238,428

Note payable - First American National Bank (9.00%) due
 April, 1998, payable in monthly principal and interest
 installments of $7,950 secured by inventory, property
 and equipment and accounts receivable.                                       43,611         130,538
                                                                        --------------    --------------
                                                                           1,394,208         368,966
Less: Current portion                                                       (406,658)       (193,500)
                                                                        --------------    --------------
                                                                          $  987,550      $  175,466
                                                                        --------------    --------------
                                                                        --------------    --------------

                      CONSOLIDATED MEDIA SYSTEMS, INC.
                       NOTES TO FINANCIAL STATEMENTS

A schedule of future principal requirements for notes payable follows:

                YEAR ENDING
                DECEMBER 31,
                ------------

                    1998                              $  406,658
                    1999                                 293,049
                    2000                                 216,254
                    2001                                 117,043
                    2002                                 124,062
                Later years                              237,142
                                                      -----------
                                                      $1,394,208
                                                      -----------
                                                      -----------


NOTE 6 - INCOME TAXES

The provision (benefit) for state income taxes consists of the following:

                                                                      YEAR ENDED DECEMBER 31,
                                                           1997               1996            1995
                                                       ------------      -------------   -------------

          Current                                      $  111,259         $  100,732      $  78,748
          Deferred                                            950             (4,484)        (9,363)
                                                       ------------      -------------   -------------
                                                       $  112,209          $  96,248      $  69,385
                                                       ------------      -------------   -------------
                                                       ------------      -------------   -------------

Deferred income taxes result primarily from the recognition of supplier rebates and salesmen's commissions in different periods for financial reporting and tax purposes. Deferred tax balance sheet accounts are not material. The effective tax rate approximates the statutory state income tax rate.

NOTE 7 - LEASING ARRANGEMENTS

The Company conducts its operations principally from leased facilities under operating lease arrangements (see Note 8). The leases range from month-to-month arrangements to maturities in December, 2001. A schedule of future minimum lease payments under noncancelable operating leases follows:

                      CONSOLIDATED MEDIA SYSTEMS, INC.
                       NOTES TO FINANCIAL STATEMENTS

           YEAR ENDING
           DECEMBER 31,
           ------------

               1998            $  114,237
               1999                59,936
               2000                25,125
               2001                25,125
               2002                     -
           Later years                  -
                               ------------
                               $  224,423
                               ------------
                               ------------

Rent expense under all operating leases totaled $524,509, $438,178 and $324,125 for the years ended December 31, 1997, 1996 and 1995, respectively.

NOTE 8 - RELATED PARTY TRANSACTIONS

The Nashville office is leased from a stockholder - controlled partnership on a month-to-month basis for $13,172 per month. Amounts due from the partnership relating to expenses paid by the Company on its behalf totaled $63,105 and $50,307 at December 31, 1997 and 1996, respectively.

The Company leases its Georgia office from a stockholder - controlled partnership on a month-to-month basis for $3,000 per month.

The Company leases its Huntsville office from a stockholder - controlled partnership on a month-to-month basis for $3,000 per month. Accounts receivable relating to expenses paid by the Company on behalf of the partnership totaled $1,537 and $50,896, at December 31, 1997 and 1996, respectively.

The Company leases vehicles and equipment from a stockholder controlled corporation.

Rental expense relating to the above related party transactions totaled $276,754, $261,741 and $182,652 for the years ended December 31, 1997, 1996 and 1995, respectively.

Sales to a stockholder controlled corporation totaled $405,803, $32,433 and $75,347 for the years ended December 31, 1997, 1996 and 1995, respectively. Accounts receivable due from the stockholder controlled corporation totaled $99,465 and $11,058 at December 31, 1997 and 1996, respectively.

The Company is contingently liable on bank loans of a related stockholder controlled corporation that total $226,928 at December 31, 1997 and $9,212 at December 31, 1996, respectively.

                      CONSOLIDATED MEDIA SYSTEMS, INC.
                       NOTES TO FINANCIAL STATEMENTS

Amounts due from stockholders totaled $62,445 at December 31, 1997. No amounts were due from stockholders at December 31, 1996.

NOTE 9 - RETIREMENT PLAN

The Company sponsors a 401(k) Retirement Plan (the Plan) covering substantially all employees subject to certain eligibility requirements as specified in the Plan. The Plan allows for employee contributions, up to a maximum of 18% of compensation subject to federal tax limits, with matching employer contributions of 10% of the first 5% of employee contributions. Retirement plan expense totaled $29,040, $12,428 and $11,244 for the years ended December 31, 1997, 1996 and 1995, respectively.

NOTE 10 - STOCKHOLDERS' AGREEMENT

The Company has entered into an agreement with its stockholders whereby, if any stockholder leaves the employment of the Company, his shares must be offered for sale, first to the other stockholders, and then to the Company. According to the agreement, the stockholders cannot transfer, sell, assign, pledge, or otherwise in any manner dispose of or encumber any shares until the shares have been offered for sale to the other stockholders or the Company as described above. The agreement further states that upon the death of a stockholder, the other stockholders and the Company will have the option to purchase those shares. During 1997 the Company purchased 200 shares of common stock from one of its stockholders in exchange for a note due in June, 2007 (see Note 5). The purchase price of the stock was determined based upon negotiations between the stockholders and third party valuations. The shares acquired were subsequently retired.

                      MIAMI COMPUTER SUPPLY CORPORATION
                      UNAUDITED PRO FORMA BALANCE SHEET
                                (IN THOUSANDS)


                                                          MIAMI               CMS
                                                         JUNE 30,           JUNE 30,     PRO FORMA
                                                           1998               1998      ADJUSTMENTS(1)  PRO FORMA
                                                           ----               ----      ----------- -   ---------
Cash and cash equivalents                              $    1,610          $     184       $       -   $    1,794
Accounts receivable                                        34,504              8,372               -       42,876
Inventory                                                  19,618              6,140               -       25,758
Other current assets                                        1,039                267               -        1,306
                                                       -----------        -----------     -----------  -----------
          Total current assets                             56,771             14,963               -       71,734
Property, plant and equipment                               4,680              1,418               -        6,098
Intangible assets                                          42,742                  -          15,566       58,308
Other assets                                                  772                510               -        1,282
                                                       -----------        -----------     -----------  -----------
          Total assets                                 $  104,965          $  16,891       $  15,566   $  137,422
                                                       -----------        -----------     -----------  -----------
                                                       -----------        -----------     -----------  -----------
Accounts payable                                       $   16,069          $   3,840       $       -   $   19,909
Bank line of credit                                             -              5,741               -        5,741
Current portion of long-term debt                             303                423               -          726
Other current liabilities                                   4,977                631               -        5,608
                                                       -----------        -----------     -----------  -----------
          Total current liabilities                        21,349             10,635               -       31,984

Long-term debt                                              7,852                822          10,547       19,221
Other long-term liabilities                                    83                  -               -           83
Shareholders' equity                                       75,681              5,434           5,019       86,134
                                                       -----------        -----------     -----------  -----------
     Total liabilities and shareholders' equity        $  104,965          $  16,891       $  15,566   $  137,422
                                                       -----------        -----------     -----------  -----------
                                                       -----------        -----------     -----------  -----------

                       See notes to the Unaudited Pro Forma Information.

                     MIAMI COMPUTER SUPPLY CORPORATION
                 UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                        YEAR ENDED DECEMBER 31, 1997
               (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

                                                                                           PRO FORMA
                                                           MIAMI               CMS        ADJUSTMENTS      PRO FORMA
                                                           -----               ---        -----------    ------------
Net sales                                              $  107,487             65,995       $      -       $  173,482
                                                       -----------        ----------       ----------     -----------

Cost of sales                                              88,190             51,222              -          139,412
Selling, general and administrative expenses               15,441             12,373            389 (2)       28,203
                                                       -----------        ----------       ----------     -----------
          Total operating expenses                        103,631             63,595            389          167,615
                                                       -----------        ----------       ----------     -----------
Operating income                                            3,856              2,400           (389)           5,867

Interest expense                                             (180)              (604)          (844)(3)       (1,628)

Other income                                                   43                  4              -               47
                                                       -----------        ----------       ----------     -----------
Income before income taxes                                  3,719              1,800         (1,233)           4,286

Provision for income taxes                                  1,507                112            338 (4)        1,957
                                                       -----------        ----------       ----------     -----------
Net income                                             $    2,212         $    1,688       $ (1,571)      $    2,329
                                                       -----------        ----------       ----------     -----------
                                                       -----------        ----------       ----------     -----------
Earnings per share (basic and diluted)                 $      .39                                         $      .37
                                                       -----------                                        -----------
                                                       -----------                                        -----------
Average shares outstanding - basic                      5,671,833                           648,248 (5)    6,320,081
                                                       -----------                         ----------     -----------
                                                       -----------                         ----------     -----------
Average shares outstanding - diluted                    5,722,440                           648,248 (5)    6,370,688
                                                       -----------                         ----------     -----------
                                                       -----------                         ----------     -----------

                  See notes to the Unaudited Pro Forma Information

                     MIAMI COMPUTER SUPPLY CORPORATION
                 UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                       SIX MONTHS ENDED JUNE 30, 1997
               (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

                                                                                           PRO FORMA
                                                           MIAMI               CMS        ADJUSTMENTS      PRO FORMA
                                                           -----               ---        -----------      ----------
Net sales                                              $  122,307             32,441              -          154,748
                                                       -----------        ----------       ----------     -----------
Cost of sales                                              95,684             25,283              -          120,967
Selling, general and administrative expenses               21,265              5,918            195 (2)       27,378
                                                       -----------        ----------       ----------     -----------
          Total operating expenses                        116,949             31,201            195          148,345
                                                       -----------        ----------       ----------     -----------
Operating income                                            5,358              1,240           (195)           6,403

Interest expense                                           (1,245)              (306)          (422)(3)       (1,973)

Other income                                                   79                  1              -               80
                                                       -----------        ----------       ----------     -----------
Income before income taxes                                  4,192                935           (617)           4,510

Provision for income taxes                                  1,872                 58            182 (4)        2,112
                                                       -----------        ----------       ----------     -----------
Net income                                             $    2,320         $      877         $ (799)      $    2,398
                                                       -----------        ----------       ----------     -----------
                                                       -----------        ----------       ----------     -----------
Earnings per share - basic                             $      .29                                         $      .27
                                                       -----------                                        -----------
                                                       -----------                                        -----------
Earnings per share - diluted                           $      .28                                         $      .27
                                                       -----------                                        -----------
                                                       -----------                                        -----------
Average shares outstanding - basic                      8,098,788                           648,248 (5)    8,747,036
                                                       -----------                         ----------     -----------
                                                       -----------                         ----------     -----------
Average shares outstanding - diluted                    8,230,461                           648,248 (5)    8,878,709
                                                       -----------                         ----------     -----------
                                                       -----------                         ----------     -----------

             See notes to the Unaudited Pro Forma Information
                                18

                  MIAMI COMPUTER SUPPLY CORPORATION
           NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                          (IN THOUSANDS)


1.   The unaudited pro forma balance sheet has been adjusted to reflect:

     a) The issuance of $10,453 of the Company's common stock, reduced by the elimination of CMS' stockholders' equity of $5,434.

     b) The Company's use of $10,547 under its lending arrangements to fund the cash portion of the purchase of CMS stock of $10,247 plus transaction related expenses estimated to be $300; and

     c) The allocation of the purchase price to the estimated fair value of assets acquired and liabilities assumed with the remainder being allocated to goodwill.

2) To reflect amortization of goodwill over an estimated useful life of 40 years.

3) To reflect increased interest expense based on the Company's use of its bank line of credit to fund the cash portion of the purchase price at 8% per annum.

4) To record an estimated income tax provision as if CMS were a C Corporation and to reflect the tax benefit of increased interest expense, all at an estimated effective rate of 40%.

5) To reflect the impact of the additional shares issued pursuant to the transaction and the resultant impact on average shares outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIAMI COMPUTER SUPPLY CORPORATION



Date:
      -------------------------------


--------------------------------------
Michael E. Peppel
President and Chief Executive Officer

                                    20